UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)
Of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 10, 2005

CASH SYSTEMS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-31955	87-0398535
(Commission File Number)	(IRS Employer
Identification No.)
7350 Dean Martin Drive, Suite 309 Las Vegas, NV 89139
(Address of Principal Executive Offices) (Zip Code)

(702) 987-7169
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On November 10, 2005, Cash Systems, Inc. entered into a Credit Agreement and a Security Agreement with Bank of America, N.A. The loan documents provide for a two-year line of credit of up to $13,000,000 secured by substantially all of Cash Systems’ assets. Cash Systems may request future increases in the amount of the line of credit subject to Cash Systems’ compliance with various covenants on a pro forma basis after such increase. Amounts outstanding under the line of credit bear interest, payable monthly, at a rate equal to the bank’s “prime rate” plus a margin of up to 1% based on Cash Systems’ ratio of funded debt to EBITDA. Alternatively, Cash Systems may elect a LIBOR-based interest rate plus a margin of between 1.25% and 2.25%. The loan documents contain various financial and other covenants. Cash Systems paid an up-front loan fee and will also pay a commitment fee based on the unused portion of the loan commitment and Cash Systems’ ratio of funded debt to EBITDA. Copies of the Credit Agreement and Security Agreement are filed herewith as Exhibits 10.1 and 10.2 and are incorporated in this Current Report as if fully set forth herein.

On November 17, 2005, Cash Systems entered into a definitive purchase agreement with Borrego Springs Bank, N.A. to purchase substantially all the assets of Indian Gaming Services (“IGS”), a division of Borrego Springs Bank. The IGS assets include a network of automated teller machines (ATMs), an ATM switch and related systems. The purchase price for the IGS assets will be approximately $12 million payable in a combination of cash and Cash Systems’ common stock. The full text of Cash Systems’ press release announcing the signing of the purchase agreement is set forth in Exhibit 99.1 attached hereto and is incorporated in this Current Report as if fully set forth herein.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(a)	Financial statements: None.

(b)	Pro forma financial information: None.

(c)	Exhibits:

	10.1	Credit Agreement, dated November 10, 2005, with Bank of America, N.A.

	10.2	Security Agreement, dated November 10, 2005, with Bank of America, N.A.

	99.1	Press Release dated November 17, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

CASH SYSTEMS, INC.

Date: November 17, 2005	By:	/s/ David Clifford
David Clifford
Chief Financial Officer

SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

EXHIBIT INDEX
to
FORM 8-K

CASH SYSTEMS, INC.

Date of Report:	Commission File No.:
November 10, 2005	1-31955

Exhibit No.	ITEM

10.1	Credit Agreement, dated November 10, 2005, with Bank of America, N.A.

10.2	Security Agreement, dated November 10, 2005, with Bank of America, N.A.

99.1	Press Release dated November 17, 2005